BWX Technologies Announces Third Quarter 2016 Results
- Delivered Consolidated Revenue Growth of 6% Over the Prior Year Period and Solid EPS of $0.39
- Increasing the Lower End of EPS Guidance
- Executed a Definitive Agreement to Acquire GE-Hitachi Nuclear Energy Canada Inc.
- Entered Into a $200 Million Accelerated Share Repurchase (ASR) Agreement
- Amended Credit Agreement to Add Term Loan Facilities Totaling $250 Million

Lynchburg, VA - October 31, 2016 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") today reported third quarter 2016 revenues of $379.5 million compared to $359.0 million in the third quarter of 2015, representing about 6% revenue growth. GAAP and non-GAAP earnings per share (EPS) from continuing operations for the third quarter of 2016 were $0.39 compared to GAAP EPS of $0.98 and non-GAAP EPS of $0.40 in the third quarter of 2015. A reconciliation of non-GAAP results are further detailed in Exhibit 1. Unless stated otherwise, the results of operations discussed in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

"BWXT had an exciting third quarter, successfully delivering on several areas of BWXT's strategy including operational excellence, high-quality strategic acquisitions and returning capital to shareholders," said Mr. John A. Fees, Executive Chairman. "We signed a definitive agreement to acquire GE-Hitachi Nuclear Energy Canada Inc., which we expect to expand the Nuclear Energy business's product and service offerings to the Canadian nuclear market at a time when the provincial government has signaled its commitment to nuclear energy and a low-carbon energy portfolio. We believe the Canadian refurbishment activities offer significant long-term growth opportunities to BWXT. We expect the deal to close in the fourth quarter subject to regulatory approvals. Within our existing operations, our Nuclear Operations business continued to produce strong results and our Nuclear Energy business continues to be on pace for a 10% operating profit margin for the year. Lastly, we announced that we entered into an ASR agreement this quarter to repurchase $200 million worth of shares, displaying our continued commitment to return capital to our shareholders while maintaining flexibility to execute on our balanced capital allocation approach moving forward."
Third Quarter 2016 Results of Operations
The Company’s consolidated GAAP and non-GAAP operating income for the third quarter of 2016 was $62.4 million compared to GAAP operating income of $131.0 million in the third quarter of 2015, which included $65.7 million related to litigation proceeds. The GAAP and non-GAAP consolidated operating income for the third quarter 2016 decreased 4% compared to non-GAAP operating income of $65.2 million in the prior year period. The slight decrease in GAAP and non-GAAP operating income compared to the prior year period's non-GAAP operating income was driven by a decline in our Technical Services segment's operating income while our other segments' operating income were stable compared to the third quarter of 2015.

Nuclear Operations segment revenues increased approximately 4% to $316.9 million in the third quarter of 2016 compared to $303.3 million in the same quarter of 2015 due to increased activity in component manufacturing. Nuclear Operations operating income was $62.5 million in the third quarter of 2016, consistent with $62.7 million in the prior year period.

Technical Services segment revenues reached $26.2 million in the third quarter of 2016 compared to $21.3 million in the same quarter of 2015 due to higher activity at our Naval Reactor decommissioning and decontamination project. Consistent with expectations, Technical Services operating income decreased to $4.7 million in the third quarter of 2016 from $8.3 million in the prior year period due to transitioning off of a joint venture project in Idaho in the second quarter of 2016 as well as increased business development costs.

Revenues from our Nuclear Energy segment were $38.2 million in the third quarter of 2016 compared to $34.9 million in the prior year period, representing around 9% revenue growth. The growth was primarily due to higher volume in the equipment business related to the Bruce Power refurbishment activities. Nuclear Energy's operating income was $1.0 million in the third quarter of 2016, which was stable compared to the prior year period operating income of $1.4 million.

"BWXT has accomplished several key strategic initiatives so far this year and we are excited about the upcoming prospects for all of our segments as we complete 2016 and head into 2017," said Mr. Fees. "Our Nuclear Operations business has a strong backlog and several near-term organic growth opportunities available. Our Nuclear Energy segment's long-term growth potential remains strong while it supports the upcoming refurbishment activities at Ontario Power Generation and Bruce Power. Additionally, the anticipated acquisition of GE-Hitachi Nuclear Energy Canada, Inc. by our Canadian Nuclear Energy business is expected to open up new growth opportunities in the CANDU fuel, equipment and services market segments for our Nuclear Energy segment. The Technical Services segment continues to invest in our strong pipeline of near-term opportunities and we remain optimistic about the segment's long-term growth potential. Lastly, as we demonstrated during the third quarter, we remain committed to our balanced capital allocation approach and continue to evaluate opportunities for acquisitive growth and strategic investments."
Liquidity and Debts
The Company had net cash from operating activities of $18.5 million in the third quarter of 2016 compared with net cash from operating activities of $155.6 million in the third quarter of 2015, which was driven higher by $94.8 million of proceeds received from a legal judgment. At the end of the third quarter, the Company’s cash and investments position, net of restricted cash, was $67.3 million.

On September 2, 2016, the Company entered into an amendment to our credit facility dated May 11, 2015. The amendment adds a new U.S. dollar term loan facility of up to $112.5 million, which was drawn on September 16, 2016, and Canadian dollar term loan facility of up to $137.5 million U.S. dollars. Neither of the term loans available under the amendment impact the $250 million accordion provision available to us for term loan, revolving credit borrowings and letter of credit commitments.

As of September 30, 2016, outstanding balances under our credit facility included $288.8 million on our original term loan, a $112.5 million term loan made available to us through the amendment, $48.9 million drawn on the revolving line of credit and letters of credit issued under the facility totaling $111.5 million. As a result, the Company has $377.1 million of remaining availability under our credit facility, taking into account the additional capacity provided by the amendment. The remaining availability excludes the additional $250 million accordion provision.

Share Repurchases
During the third quarter of 2016, the Company entered into a $200 million ASR agreement as part of our previously announced $300 million share repurchase authorization that expires on February 26, 2018. Upon entering into the ASR agreement the Company received 4,135,435 of initial shares with the final number of shares repurchased based on the volume-weighted average stock price of BWXT shares during the term of the ASR agreement. In addition to the ASR agreement, the Company repurchased 280,000 shares of its common stock at a cost of $10.5 million.  Excluding the ASR agreement, the Company has repurchased 2.9 million shares of its common stock at a cost of $92.9 million through the end of the third quarter.  As of September 30, 2016, there was $43.0 million remaining under our current $300 million share repurchase authorization.  The Company does not expect to repurchase any additional shares during the fourth quarter of 2016 and will continue to assess additional repurchase activities heading into 2017.
Quarterly Dividend
On October 28, 2016, our Board of Directors declared a quarterly cash dividend of $0.09 per common share. The dividend will be payable on December 13, 2016, to shareholders of record on November 17, 2016.
Full Year 2016 Outlook
Segment guidance provided for 2016 remains unchanged at the business unit level. We now expect depreciation and amortization to range between $45 million and $50 million for the year. Additionally, the Company is raising the lower end of the non-GAAP earnings per share guidance for the full year 2016, which is now expected to be between $1.61 and $1.67. Non-GAAP earnings per share exclude certain net gains recognized during the year, which are detailed in Exhibit I, and any mark-to-market adjustments for pension and post-retirement benefits recognized during 2016.
Conference Call to Discuss Third Quarter 2016 Results
Date:            Tuesday, November 1, 2016, at 8:30 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, timing and anticipated benefits of the planned acquisition of GE-Hitachi Nuclear Energy Canada, Inc. (“GEH Canada”), as well as our outlook and guidance for 2016. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in Federal appropriations to government programs in which we participate; our ability to execute contracts in backlog; the satisfaction of closing conditions for the GEH Canada acquisition, including regulatory approvals; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
BWX Technologies, Inc. is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has approximately 5,600 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Communications Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

	Three Months Ended September 30, 2016
	GAAP	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$62.4	$—	$62.4
Other Income / (Expense)	(1.7)	(0.3)	(2.0)
Income Tax (Expense) / Benefit	(20.0)	(0.1)	(20.1)
Net Income (Loss)	40.6	(0.4)	40.3
Net (Income) Loss Attributable to Non-Controlling Interest	(0.1)	—	(0.1)
Net Income (Loss) Attributable to BWXT	$40.5	$(0.4)	$40.1

Diluted Shares Outstanding	103.8		103.8
Diluted Earnings per Common Share	$0.39	$(0.00)	$0.39

Tax Rate	33.0%		33.3%

	Three Months Ended September 30, 2015
	GAAP	Litigation	Non-GAAP

Operating Income	$131.0	$(65.7)	$65.2
Other Income / (Expense)	27.1	(29.1)	(2.0)
Income Tax (Expense) / Benefit	(51.6)	31.6	(20.0)
Net Income (Loss)	106.5	(63.2)	43.3
Net Loss Attributable to Non-Controlling Interest	(0.2)	—	(0.2)
Net Income (Loss) Attributable to BWXT	$106.3	$(63.2)	$43.1

Diluted Shares Outstanding	108.2		108.2
Diluted Earnings per Common Share	$0.98	$(0.58)	$0.40

Tax Rate	32.6%		31.6%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

	Nine Months Ended September 30, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$193.4	$—	$—	$13.9	$—	$207.4
Other Income / (Expense)	20.3	(9.3)	(13.6)	—	(1.5)	(4.0)
Income Tax (Expense) / Benefit	(66.6)	3.4	—	(5.6)	(0.6)	(69.4)
Net Income (Loss)	147.1	(5.9)	(13.6)	8.3	(2.1)	133.9
Net (Income) Loss Attributable to Non-Controlling Interest	(0.4)	—	—	—	—	(0.4)
Net Income (Loss) Attributable to BWXT	$146.8	$(5.9)	$(13.6)	$8.3	$(2.1)	$133.5

Diluted Shares Outstanding	104.8					104.8
Diluted Earnings per Common Share	$1.40	$(0.06)	$(0.13)	$0.08	$(0.02)	$1.27

Tax Rate	31.2%					34.1%

	Nine Months Ended September 30, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Litigation	One-Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$196.3	$2.2	$42.6	$(65.7)	$—	$175.4
Other Income / (Expense)	20.5	—	—	(29.1)	—	(8.6)
Income Tax (Expense) / Benefit	(76.8)	(0.7)	(12.2)	31.6	3.5	(54.6)
Net Income (Loss)	140.1	1.4	30.4	(63.2)	3.5	112.2
Net Loss Attributable to Non-Controlling Interest	0.3	—	—	—	—	0.3
Net Income (Loss) Attributable to BWXT	$140.4	$1.4	$30.4	$(63.2)	$3.5	$112.5

Diluted Shares Outstanding	107.6					107.6
Diluted Earnings per Common Share	$1.30	$0.01	$0.28	$(0.59)	$0.03	$1.05

Tax Rate	35.4%					32.7%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2016	December 31, 2015
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$45,226	$154,729
Restricted cash and cash equivalents	5,811	15,364
Investments	14,700	3,476
Accounts receivable – trade, net	157,188	153,326
Accounts receivable – other	23,868	22,444
Contracts in progress	345,966	265,770
Other current assets	24,591	32,185
Total Current Assets	617,350	647,294
Property, Plant and Equipment	879,015	846,936
Less accumulated depreciation	615,023	578,092
Net Property, Plant and Equipment	263,992	268,844
Investments	7,334	6,070
Goodwill	168,700	168,434
Deferred Income Taxes	175,872	181,359
Investments in Unconsolidated Affiliates	47,870	32,088
Intangible Assets	56,903	58,328
Other Assets	27,123	12,981
TOTAL	$1,365,144	$1,375,398

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2016	December 31, 2015
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$20,625	$15,000
Accounts payable	76,500	74,130
Accrued employee benefits	56,743	67,603
Accrued liabilities – other	70,383	44,947
Advance billings on contracts	144,233	138,558
Accrued warranty expense	12,865	13,542
Total Current Liabilities	381,349	353,780
Long-Term Debt	423,211	278,259
Accumulated Postretirement Benefit Obligation	19,871	20,418
Environmental Liabilities	62,548	60,239
Pension Liability	339,986	358,512
Other Liabilities	19,540	24,555
Commitments and Contingencies
Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 124,083,156 and 122,813,135 shares at September 30, 2016 and December 31, 2015, respectively	1,241	1,228
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	16,171	22,732
Retained earnings	857,841	739,350
Treasury stock at cost, 24,853,379 and 17,515,757 shares at September 30, 2016 and December 31, 2015, respectively	(761,956)	(498,346)
Accumulated other comprehensive income	5,003	752
Stockholders’ Equity – BWX Technologies, Inc.	118,300	265,716
Noncontrolling interest	339	13,919
Total Stockholders’ Equity	118,639	279,635
TOTAL	$1,365,144	$1,375,398

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$379,505	$358,970	$1,146,713	$1,051,592
Costs and Expenses:
Cost of operations	271,174	250,558	785,060	727,685
Research and development costs	1,746	1,518	5,043	8,999
Gains on asset disposals and impairments, net	(5)	—	(55)	(3)
Selling, general and administrative expenses	49,225	47,550	146,474	152,736
mPower framework agreement	—	—	30,000	—
Income related to litigation proceeds	—	(65,728)	—	(65,728)
Special charges for restructuring activities	—	—	—	16,608
Costs to spin-off the Power Generation business	—	—	—	25,987
Total Costs and Expenses	322,140	233,898	966,522	866,284
Equity in Income of Investees	5,008	5,894	13,249	11,028
Operating Income	62,373	130,966	193,440	196,336
Other Income (Expense):
Interest income	128	30,028	533	30,262
Interest expense	(2,049)	(1,231)	(5,326)	(6,792)
Other – net	228	(1,666)	25,119	(2,950)
Total Other Income (Expense)	(1,693)	27,131	20,326	20,520
Income from continuing operations before provision for income taxes and noncontrolling interest	60,680	158,097	213,766	216,856
Provision for Income Taxes	20,032	51,589	66,622	76,789
Income from continuing operations before noncontrolling interest	40,648	106,508	147,144	140,067
Income (loss) from discontinued operations, net of tax	—	(2,474)	—	(8,311)
Net Income	$40,648	$104,034	$147,144	$131,756
Net (Income) Loss Attributable to Noncontrolling Interest	(145)	(164)	(373)	224
Net Income Attributable to BWX Technologies, Inc.	$40,503	$103,870	$146,771	$131,980
Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income from continuing operations, net of tax	$40,503	$106,344	$146,771	$140,397
Income (loss) from discontinued operations, net of tax	—	(2,474)	—	(8,417)
Net Income Attributable to BWX Technologies, Inc.	$40,503	$103,870	$146,771	$131,980
Earnings per Common Share:
Basic:
Income from continuing operations	$0.39	$0.99	$1.42	$1.31
Income (loss) from discontinued operations	—	(0.02)	—	(0.08)
Net Income Attributable to BWX Technologies, Inc.	$0.39	$0.97	$1.42	$1.23
Diluted:
Income from continuing operations	$0.39	$0.98	$1.40	$1.30
Income (loss) from discontinued operations	—	(0.02)	—	(0.08)
Net Income Attributable to BWX Technologies, Inc.	$0.39	$0.96	$1.40	$1.23
Shares used in the computation of earnings per share:
Basic	102,735,989	106,962,168	103,542,578	106,952,744
Diluted	103,815,585	108,184,304	104,799,178	107,634,732

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2016	2015
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$147,144	$131,756
Non-cash items included in net income from continuing operations:
Depreciation and amortization	37,090	65,010
Income of investees, net of dividends	(6,083)	(221)
(Gains) losses on asset disposals and impairments, net	(55)	26,441
Gain on deconsolidation of Generation mPower LLC	(13,571)	—
Recognition of losses for pension and postretirement plans	1,222	3,587
Stock-based compensation expense	8,373	25,105
Excess tax benefits from stock-based compensation	(2,294)	(381)
Changes in assets and liabilities:
Accounts receivable	(4,379)	(273)
Accounts payable	2,635	(33,825)
Contracts in progress and advance billings on contracts	(72,918)	59,020
Income taxes	18,511	(17,257)
Accrued and other current liabilities	6,834	5,417
Pension liability, accrued postretirement benefit obligation and employee benefits	(37,532)	(41,340)
Other, net	(3,839)	15,819
NET CASH PROVIDED BY OPERATING ACTIVITIES	81,138	238,858
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	9,553	1,578
Purchases of property, plant and equipment	(30,865)	(52,193)
Purchases of securities	(17,599)	(9,711)
Sales and maturities of securities	7,895	5,441
Proceeds from asset disposals	55	60
Investments, net of return of capital, in equity method investees	(9,165)	—
NET CASH USED IN INVESTING ACTIVITIES	(40,126)	(54,825)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the Credit Agreement	241,300	177,350
Repayments under Credit Agreement	(91,150)	(177,350)
Payment of debt issuance costs	(663)	(4,929)
Repurchase of common shares	(292,997)	(18,088)
Dividends paid to common shareholders	(28,421)	(28,105)
Exercise of stock options	18,775	3,646
Excess tax benefits from stock-based compensation	2,294	381
Cash divested in connection with spin-off of Power Generation business	—	(307,562)
Other	(382)	(332)
NET CASH USED IN FINANCING ACTIVITIES	(151,244)	(354,989)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	729	(6,092)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(109,503)	(177,048)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,729	312,969
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,226	$135,921
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,367	$5,294
Income taxes (net of refunds)	$48,779	$82,054
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$5,628	$2,161

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations	$316,899	$303,304	$937,814	$879,493
Technical Services	26,178	21,261	71,838	61,434
Nuclear Energy	38,190	34,927	139,698	113,350
Adjustments and Eliminations	(1,762)	(522)	(2,637)	(2,685)
TOTAL	$379,505	$358,970	$1,146,713	$1,051,592

SEGMENT INCOME:
Nuclear Operations	$62,537	$62,720	$191,886	$191,877
Technical Services	4,683	8,340	14,675	15,475
Nuclear Energy	1,000	1,382	34,844	79
Other	(1,907)	(2,357)	(5,068)	(12,015)
SUBTOTAL	66,313	70,085	236,337	195,416
Unallocated Corporate	(3,940)	(4,847)	(12,897)	(20,052)
mPower Framework Agreement	—	—	(30,000)	—
Income Related to Litigation Proceeds	—	65,728	—	65,728
Special Charges for Restructuring Activities	—	—	—	(16,608)
Cost to Spin-off Power Generation Business	—	—	—	(25,987)
Mark to Market Adjustment	—	—	—	(2,161)
TOTAL	$62,373	$130,966	$193,440	$196,336

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$8,610	$9,613	$26,068	$28,841
Technical Services	4	10	12	11
Nuclear Energy	1,727	1,542	4,945	4,936
Other	—	—	—	550
Corporate	2,080	2,130	6,065	9,214
TOTAL	$12,421	$13,295	$37,090	$43,552

CAPITAL EXPENDITURES:
Nuclear Operations	$10,459	$8,715	$23,820	$24,667
Technical Services	—	—	—	—
Nuclear Energy	181	1,543	3,271	4,197
Other	—	—	—	—
Corporate	1,746	1,334	3,774	12,095
TOTAL	$12,386	$11,592	$30,865	$40,959

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations	$2,982,735	$2,451,945	$2,982,735	$2,451,945
Technical Services	10,097	5,712	10,097	5,712
Nuclear Energy	395,001	341,952	395,001	341,952
TOTAL	$3,387,833	$2,799,609	$3,387,833	$2,799,609

BOOKINGS:
Nuclear Operations	$51,794	$155,970	$1,608,288	$550,760
Technical Services	14,993	14,273	75,636	64,443
Nuclear Energy	27,825	994	200,335	194,945
TOTAL	$94,612	$171,237	$1,884,259	$810,148